AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”) is effective as of June 5, 2014, by and between Advaxis, Inc., a Delaware corporation (the “Company”), and Sara Bonstein (“Executive”).

WHEREAS, the Company and Executive entered into an Employment Agreement, effective as of March 24, 2014 (the “Agreemen”), pursuant to which the Company employed Executive in the capacity, for the period, and on the terms and conditions set forth therein; and

WHEREAS, Section 3(a) of the Agreement provided that the Executive’s Base Salary (as such term is defined in the Agreement) shall be paid through a Cash Component and a Stock Component;

WHEREAS, the Company and Executive desire to enter into this Amendment pursuant to which Section 3(a) of the Agreement shall be amended and restated to set forth the terms and conditions relating to the payment of salary to Executive so that the Stock Component shall be paid in a different manner than set forth in the Agreement; and

WHEREAS, the Company made an offer of employment to the Executive on February 6, 2014 which contained certain terms, including the issuance of 100,000 shares of common stock of the Company (the “Inducement Grant”) as an inducement for Executive to accept employment with the Company and commence her employment with the Company on February 24, 2014, and it is now desirable to set forth in greater detail the terms of such Inducement Grant so that such shares may now be issued.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the parties hereby agree as follows:

1. AMENDMENT TO SECTION 3(a). Section 3(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) SALARY. Executive shall receive an annual salary of Two Hundred Twenty-Five Thousand Dollars ($225,000.00), plus annual cost of living (COLA—as determined by the Social Security Administration) salary increases commencing on the one-year anniversary of the execution of this Agreement (“Base Salary”). The applicable Base Salary shall be reviewed by the Board immediately following the end of the Company’s fiscal year to determine the annual increase, or decrease consistent with the Company’s decrease in the base salaries of other senior executives, to the applicable year’s Base Salary; provided, however, that in no event shall such annual increase be less than the cost of living increase. The Base Salary shall be paid in two components, as follows: (a) Ninety Two and one-half percent (92.5%) of the Base Salary shall be paid in cash (the “Cash Component”), and (b) Seven and one-half percent (7.5%) of the Base Salary shall be paid in the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (referred to as the “Stock Component”) as set forth below.

“(i) The applicable Cash Component will be paid in equal installments not less frequently than bi-monthly in accordance with the Company’s salary payment practices and employment tax withholding obligations in effect from time to time for senior executives of the Company.

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“(ii) The applicable Stock Component will be paid on the last business day of each calendar month (if Executive has provided services to the Company in accordance with the Agreement through such date) (each such date, a “Purchase Date”) as follows: the Company shall withhold an amount equal to 7.5% of the Executive Base Salary from each salary payment date described in Section 3(a)(i) that falls within such calendar month and use such funds on the Purchase Date to purchase shares of the Company’s common stock (“Common Stock”) from the Company at a purchase price equal to the consolidated closing bid price of the Common Stock on the Purchase Date.

“(iii) At the time of issuance of the Common Stock as described in Section 3(a)(ii) above, or any time thereafter as determined by the Company to be necessary or appropriate, Executive authorizes withholding of all applicable tax obligations from payroll and any other amounts payable to Executive, and otherwise agrees to make adequate arrangements, as approved at the discretion of the Company, for the applicable tax obligations in connection with the issuance of the Common Stock. Subject to compliance with applicable law, the Company, at its sole discretion, may permit Executive to satisfy all or any portion of the tax obligations by deducting from shares of Common Stock to be issued to Executive a number of whole shares having a fair market value, as determined by the Company, not in excess of the amount of the tax obligations determined by the applicable minimum statutory withholding rates.

“(iv) Executive acknowledges and agrees that as of the date hereof, the Company has not filed a Registration Statement on Form S-8 (or any other registration form) that covers the shares of Common Stock issuable hereunder. Executive further acknowledges and agrees that the shares of Common Stock received by Executive pursuant to this Section 3(a) may not be sold by Executive except pursuant to an applicable registration statement or exemption from registration. No Common Stock shall be issued in connection with a grant hereunder unless and until all legal requirements applicable to the issuance of such Common Stock have been complied with. Each grant made shall be conditioned on Executive’s undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Common Stock, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Common Stock issued or transferred hereunder will be subject to such stop transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

“(v) Executive shall not have voting or any other rights as a stockholder of the Company with respect to any shares of Common Stock issuable hereunder until immediately following the issuance of any such shares of Common Stock in accordance herewith.

“(vi) Executive understands and agrees that the Company has not advised Executive regarding Executive’s income tax liability in connection with the issuance of stock as contemplated hereunder. Executive has reviewed with Executive’s own tax advisors the federal, state, local and foreign tax consequences of an investment in the Common Stock and the transactions contemplated hereby. Executive is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Executive understands that, except as otherwise specifically provided in the Agreement, Executive (and not the Company) shall be responsible for Executive’s own tax liability that may arise as a result of an investment in the Common Stock or the transactions contemplated by this Agreement.”

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2. INSERTION OF NEW SECTION 3(g). The Agreement is hereby amended by adding the following Section and Exhibit:

“(g) RESTRICTED STOCK AWARD. As soon as reasonably practical following the execution and delivery of this Agreement, Executive shall receive a stock award for 100,000 restricted stock units under the terms and conditions set forth in the Restricted Stock Award Agreement attached hereto as Exhibit A.”

3.  MISCELLANEOUS.

(a) The provisions of Sections 8 (‘Notices’), 9 (‘Legal Representation’), 11 (‘Governing Law’), 12 (‘Assignment’), 13 (’Severability’), 15 (‘Remedies’), 16 (‘Dispute Resolution’) of the Agreement are hereby incorporated by reference as if set forth in full herein, mutatis mutandis.

(b) Except as provided herein, the terms of the Agreement shall remain in full force and effect. The Agreement (together with Exhibit A thereto), as amended hereby, constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. No modification, alteration, amendment or revision of or supplement to the Agreement, as amended hereby, shall be valid or effective unless the same is in writing and signed by both parties hereto. Email correspondence does not constitute a writing for the purposes of this provision.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Employment Agreement as of the day and year first above written.

ADVAXIS INC.,
a Delaware corporation

By:	/s/ Daniel J. O’Connor
Name:	Daniel J. O’Connor
Title:	Chief Executive Officer

Executive:

/s/ Sara Bonstein
Sara Bonstein

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EXHIBIT A

ADVAXIS, INC.

RESTRICTED STOCK AWARD

The purpose of this Restricted Stock Award granted by Advaxis, Inc., a Delaware corporation (the “Corporation”) is to further the interests of the Corporation and its Stockholders by providing incentives in the form of stock awards to persons not previously Employees of the Corporation, or following a bona fide period of non-employment, as an inducement material to the person’s entering into employment with the Corporation within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules.

I. NOTICE OF GRANT OF RESTRICTED STOCK.

Participant:	Sara Bonstein

Grant Date	, 2014

Total Number of Restricted Stock:	100,000

Vesting Schedule:	Subject to the Terms and Conditions, the restrictions on the Restricted Stock shall expire and the Restricted Stock shall become non-forfeitable (referred to as “Vested Shares”) pursuant to the following schedule:

	On Grant Date:	33,333 shares of Restricted Stock

	On February 24, 2015:	33,333 shares of Restricted Stock

	On February 24, 2016:	33,334 shares of Restricted Stock

The Participant has no right to pro-rated vesting of the Restricted Stock if her service to the Corporation terminates before any applicable vesting date (regardless of the portion of the vesting period the Participant was in service to the Corporation). Any unvested portion of the Restricted Stock Award will be forfeited upon Participant’s termination of service to the Corporation.

II. TERMS AND CONDITIONS

1. Purpose

The purpose of this Restricted Stock Award is to further the interests of the Corporation and its stockholders by providing incentives in the form of stock awards to persons not previously Employees of the Corporation, or following a bona fide period of non-employment, as an inducement material to the person’s entering into employment with the Corporation within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules.

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2. Administration

2.1 Committee

(a) This Award shall be administered by the Board. The Board may, however, appoint a Committee to administer the Award which shall consist of not less than a sufficient number of disinterested members of the Board so as to qualify the Committee to administer this Award as contemplated by Rule 16b-3 and Section 162(m) of the Code and to that end the Board may limit the participation of Committee members in the Award to formula based or other awards. The Board may remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board.

(b) The Board or Committee is authorized to (i) interpret and administer the Award, (ii) grant waivers and accelerations of the Award and (iii) take any other action necessary for the proper administration and operation of the Award

2.2 Effect of Determination

Determination of the Board or Committee shall be final, binding and conclusive on the Participant. No member of the Board or Committee or any of its designee shall be personally liable for any action or determination made in good faith with respect to this Award.

3. The Award

3.1 Grant and Issuance of Shares

Upon the later of (a) the Grant Date and (b) the date the Notice shall have been fully executed, the Participant shall acquire and the Corporation shall issue, subject to the provisions of this Award Agreement, a number of Shares equal to the Total Number of Restricted Stock set forth in the Notice. As a condition to the issuance of the Shares, the Participant shall execute and deliver to the Corporation, along with the Notice, the Assignment Separate from Certificate duly endorsed (with date and number of Shares blank) in the form attached to the Award Agreement.

3.2 Beneficial Ownership of Shares; Certificate Registration

The Participant hereby authorizes the Corporation, in its sole discretion, to deposit the Shares with the Corporation’s transfer agent, including any successor transfer agent, to be held in book entry form during the term of the Escrow pursuant to Section 6. Furthermore, the Participant hereby authorizes the Corporation, in its sole discretion, to deposit, following the term of such Escrow, for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Corporation has notice any or all Shares which are no longer subject to such Escrow. Except as provided by the foregoing, a certificate for the Shares shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

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3.3 Issuance of Shares in Compliance with Law

The issuance of the Shares shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares shall be issued hereunder if their issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the stock may then be listed. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation’s legal counsel to be necessary to the lawful issuance of any Shares shall relieve the Corporation of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of the Shares, the Corporation may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Corporation.

3.4 No Monetary Payment Required

The Participant is not required to make any monetary payment (other than to satisfy applicable tax withholding, if any, with respect to the issuance or vesting of the Shares) as a condition to receiving the Shares, the consideration for which shall be services actually rendered or future services to be rendered to the Corporation or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or services rendered to the Corporation or for its benefit having a value not less than the par value of the Shares issued pursuant to the Award.

4. Vesting of Shares

The restrictions on the Restricted Stock shall expire and the Restricted Stock shall become nonforfeitable as provided in the Notice.

5. Termination Of Service And Corporation Rcacquisition Right

5.1 Termination of Service

Except in the event of termination due to Participant’s death and Total Disability, vesting of the Restricted Stock Award shall cease upon Participant’s termination of service to the Corporation.

5.2 Termination of Service Due to Participant’s Death or Total Disability

In the event of a termination of service due to Participant’s death or Total Disability, the Shares subject to the Restricted Stock Award shall immediately be deemed Vested Shares.

5.3  Reacquisition Right

In the event that (a) the Participant’s service to the Corporation is terminated or, (b) the Participant, the Participant’s legal representative, or other holder of Shares acquired pursuant to this Award Agreement, attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to an Change-in-Control), including, without limitation, any transfer to a nominee or agent of the Participant, any Shares which are not Vested Shares (“Unvested Shares”), the Corporation shall automatically reacquire the Unvested Shares, and the Participant shall not be entitled to any payment therefor (the “Corporation Reacquisition Right”).

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6. Escrow

6.1  Appointment of Agent

To ensure that Shares subject to the Corporation Reacquisition Right will be available for reacquisition, the Participant and the Corporation may appoint a person or Corporation as their agent and as attorney-in-fact for the Participant (the “Agent”) to hold any and all Unvested Shares and to sell, assign and transfer to the Corporation any such Unvested Shares reacquired by the Corporation pursuant to the Corporation Reacquisition Right. The Participant understands that appointment of the Agent is a material inducement to make this Restricted Stock Award and that such appointment is coupled with an interest and is irrevocable. The Agent shall not be personally liable for any act the Agent may do or omit to do hereunder as escrow agent, agent for the Corporation, or attorney in fact for the Participant while acting in good faith and in the exercise of the Agent’s own good judgment, and any act done or omitted by the Agent pursuant to the advice of the Agent’s own attorneys shall be conclusive evidence of such good faith. The Agent may rely upon any letter, notice or other document executed by any signature purporting to be genuine and may resign at any time.

6.2  Establishment of Escrow

The Participant authorizes the Corporation to deposit the unvested Shares with the Corporation’s transfer agent to be held in book entry form, as provided in Section 3.2, and the Participant agrees to deliver to and deposit with the Agent each certificate, if any, evidencing the Shares and an Assignment Separate from Certificate with respect to such book entry Shares and each such certificate duly endorsed (with date and number of Shares blank) in the form attached to the Award Agreement, to be held by the Agent under the terms and conditions of this Section 6 (the “Escrow”). Upon the occurrence of a Change in Control or a change, as described in Section 8, in the character or amount of any outstanding stock of the corporation the stock of which is subject to the provisions of this Award Agreement, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of his ownership of the Shares that remain, following such Change in Control or change described in Section 8, subject to the Corporation Reacquisition Right shall be immediately subject to the Escrow to the same extent as the Shares immediately before such event. The Corporation shall bear the expenses of the Escrow.

6.3  Delivery of Shares to Participant

The Escrow shall continue with respect to any Shares for so long as such Shares remain subject to the Corporation Reacquisition Right. Upon termination of the Reacquisition Right with respect to Shares, the Corporation shall so notify the Agent and direct the Agent to deliver such number of Shares to the Participant. As soon as practicable after receipt of such notice, the Agent shall cause to be delivered to the Participant the Shares specified by such notice, and the Escrow shall terminate with respect to such Shares.

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7. Board Discretion

The Board, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock at any time, subject to the terms of the Award. If so accelerated, such Restricted Stock will be considered as having vested as of the date specified by the Board.

8. Change in Control

In the event of a Change in Control, one hundred percent (100%) of the Restricted Stock subject to this Award will vest on the date of the Change of Control. In the event that any applicable law limits the Corporation’s ability to accelerate the vesting of this Award, this Section 8 will be limited to the extent required to comply with applicable law.

9. Tax Withholding

9.1 In General

Regardless of any action taken by the Corporation with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding obligations (the “Tax Obligations”), the Participant acknowledges that the ultimate liability for all Tax Obligations legally due by the Participant is and remains the Participant’s responsibility and that the Corporation (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock, including the grant, vesting or settlement of the award, the subsequent sale of shares acquired pursuant to such settlement, or the receipt of any dividends and (b) does not commit to structure the terms of the grant or any other aspect of the award to reduce or eliminate the Participant’s liability for Tax Obligations. The Participant shall pay or make adequate arrangements satisfactory to the Corporation to satisfy all Tax Obligations of the Corporation and any other Participating Corporation at the time such Tax Obligations arise. In this regard, at the time the award is settled, in whole or in part, or at any time thereafter as requested by the Corporation or any other Participating Corporation, the Participant hereby authorizes withholding of all applicable Tax Obligations from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for withholding of all applicable Tax Obligations, if any, by each Participating Corporation which arise in connection with the award. The Corporation shall have no obligation to process the settlement of the award or to deliver shares until the Tax Obligations as described in this Section have been satisfied by the Participant.

9.2 Withholding in Shares

Subject to compliance with applicable law, the Corporation may require the Participant to satisfy all or any portion of the Tax Obligations by deducting from Shares otherwise deliverable to the Participant in settlement of the Award a number of whole Shares having a fair market value, as determined by the Corporation as of the date on which the Tax Obligations arise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates.

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10. Rights as Stockholder

Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Corporation in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Corporation or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). Notwithstanding any contrary provisions in this Terms and Conditions, any quarterly or other regular, periodic dividends or distributions (as determined by the Corporation) paid on Shares will not affect unvested Restricted Stock, and no such dividends or other distributions will be paid on unvested Restricted Stock or Restricted Stock that are vested but unpaid. After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Corporation with respect to voting such Shares and receipt of dividends and distributions on such Shares.

11. No Effect on Employment

Subject to any employment contract with the Participant, the terms of such employment will be determined from time to time by the Corporation, or the affiliate employing the Participant, as the case may be, and the Corporation, or the affiliate employing the Participant, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Participant at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth in the Notice do not constitute an express or implied promise of continued employment for any period of time. A leave of absence or an interruption in service (including an interruption during military service) authorized or acknowledged by the Corporation or the affiliate employing the Participant, as the case may be, will not be deemed a termination of service for the purposes of this Award.

12. Changes in Shares

In the event that as a result of a stock or extraordinary cash dividend, stock split, distribution, reclassification, recapitalization, combination of the Shares or the adjustment in capital stock of the Corporation or otherwise, or as a result of a merger, consolidation, spin-off or other corporate transaction or event, the Restricted Stock will be increased, reduced or otherwise affected, and by virtue of any such event the Participant will in his capacity as owner of unvested Restricted Stock that have been awarded to him (the “Prior Restricted Stock”) be entitled to new or additional or different shares of stock, cash or other securities or property (other than rights or warrants to purchase securities); such new or additional or different Stocks, cash or securities or property will thereupon be considered to be unvested Restricted Stock and will be subject to all of the conditions and restrictions that were applicable to the Prior Restricted Stock pursuant to the Notice and Terms and Conditions. If the Participant receives rights or warrants with respect to any Prior Restricted Stock, such rights or warrants may be held or exercised by the Participant, provided that until such exercise, any such rights or warrants, and after such exercise, any shares or other securities acquired by the exercise of such rights or warrants, will be considered to be unvested Restricted Stock and will be subject to all of the conditions and restrictions that were applicable to the Prior Restricted Stock pursuant to the Notice and Terms and Conditions. The Board in its sole discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

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13. Address for Notices

Any notice to be given to the Corporation under the terms of this Award shall be addressed to the Corporation, in care of Daniel J. O’Connor, President and Chief Executive Officer, Advaxis, Inc., 305 College Road East, Princeton, NJ, 08540 or at such other address as the Corporation may hereafter designate in writing.

14. Award is not Transferable

This Award and the rights and privileges conferred hereby shall not be sold, pledged, assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process.. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.

15. Binding Agreement

Subject to the limitation on the transferability of this Award contained herein, the Notice and this Terms and Conditions will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16. Additional Conditions to Issuance of Certificates for Shares

The Corporation will not be required to issue any certificate or certificates (which may be in book entry form) for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any U. S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board will, in its sole discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U. S. state or federal governmental agency, which the Board will, in its sole discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Restricted Stock as the Board may establish from time to time for reasons of administrative convenience.

17. Legends.

The Corporation may at any time place legends referencing the Corporation, the Corporation Reacquisition Right, the Right of First Refusal, and any applicable federal, state or foreign securities law restrictions on all certificates representing the shares. The Participant shall, at the request of the Corporation, promptly present to the Corporation any and all certificates representing the shares in the possession of the Participant in order to carry out the provisions of this Section.

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18. Agreement Severable

In the event that any provision in the Notice or the Terms and Conditions is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award.

19. Modifications to the Award

This Notice and the Terms and Conditions constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Award in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award can be made only in an express written contract executed by a duly authorized officer of the Corporation.

20. Arbitration

Any and all disputes whatsoever between a Participant and the Corporation concerning the administration of this Award, the interpretation and effect of the Notice and Terms and Conditions or the rights of Participant under the Award shall be finally determined before one neutral arbitrator in Mercer County, State of New Jersey, under the rules of commercial arbitration of the American Arbitration Association then in effect and judgment upon any award by such arbitrator may be entered in any Court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The arbitrator hereunder shall have no power or authority to award consequential, punitive or statutory damages.

21. Counterparts

The Award Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. Governing Law

This Award and the rights of the Corporation and the Participants shall be governed and interpreted in accordance with the laws of the State of New Jersey.

This Award is granted to Participant as an inducement material to his entering into employment with the Corporation within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules. In addition, notwithstanding any other provision of the Award to the contrary, the Restricted Stock are granted either by a majority of the Corporation’s independent directors or by the independent compensation committee of the Board within the meaning of Rule 5605(a)(2) of the NASDAQ Listing Rules.

By signing below, Participant: (a) acknowledges receipt of, and represents that Participant has read and is familiar with the terms and conditions of the Award, (b) accepts the Award subject to all of the terms and conditions set forth herein, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Award.

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ADVAXIS, INC.		PARTICIPANT

By:	Daniel J. O’Connor	Signature
Its President and Chief Executive Officer		Date:

Address:	305 College Road East	Address:
Princeton, NJ 08540

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APPENDIX

Definitions

a) “Award” means this Restricted Stock Award.

b) “Beneficiary” means, where a Participant is within respect to any Award not forfeitable by its terms on the death of the Participant entitled to any unpaid portion thereof, such person or persons entitled thereto under the Participant’s will or under the laws of descent and distribution;

c) “Board” means the Board of Directors of the Corporation.

d) “Change in Control” means a change in ownership or control of the Corporation effected through any of the following transactions:

i. a merger, consolidation or other reorganization, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor Corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

ii. a sale, transfer or other disposition of all or substantially all of the Corporation’s assets in liquidation or dissolution of the Corporation, or

iii. the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a transfer of the then issued and outstanding voting securities of the Corporation by one or more of the Corporation’s Stockholders, or

iv. during any period of two (2) consecutive years, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director of the Board subsequent to the date of the grant of this Award whose election, or a nomination for election by the Corporation’s Stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Board, as such terms are used in Rule 14a-l 1 of Regulation 14A promulgated under the Exchange Act) shall be, for these purposes, considered as though such person were a member of the Incumbent Board.

Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Corporation’s incorporation or to create a holding Corporation that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately before such transaction.

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e) “Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

f) “Committee” means the Committee of the Board or any successor committee as described in Section 3.1, or, if there shall be no such Committee, the Board.

g) “Corporation” means Advaxis, Inc., a Delaware corporation, or any successor corporation, and its subsidiaries and affiliates, incorporated or otherwise, in which the Corporation shall own directly or indirectly at least fifty percent (50%) of the interests.

h) “Employee” means any individual who is a salaried employee on the payroll of the Corporation.

i) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

j) “Rule 16b-3” means such rule as promulgated by the Securities and Exchange Commission under the Exchange Act as now in force or as such regulation or successor regulation shall be hereafter amended.

k) “Shares” means the shares of common stock of the Corporation, par value SO. 001 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 14 hereof

1) “Totally Disabled” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that the Board or Committee in its discretion, may determine whether a permanent and total disability exists in accordance with uniform and nondiscriminatory standards adopted by the Board or Committee from time to time.

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ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED the undersigned does hereby sell, assign and transfer unto

 __________________________________________________________ _______(_______________) shares of the Shares of Advaxis, Inc. standing in the undersigned’s name on the books of said corporation represented by Certificate No.___________________________ herewith and does hereby irrevocably constitute and appoint_________________________________________ Attorney to transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated:

Signature

Print Name

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